UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2015, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. At the annual meeting, shareholders of the Company: (1) elected James G. Barone, Julie A. Caponi, Ray T. Charley, Gary R. Claus, David S. Dahlmann, Johnston A. Glass, Jon L. Gorney, David W. Greenfield, Luke A. Latimer, T. Michael Price, Laurie S. Singer and Robert J. Ventura to the Board of Directors for terms expiring in 2016; (2) approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (3) approved the advisory vote on the compensation of the Company’s named executive officers; and (4) approved the Company’s Amended and Restated Incentive Compensation Plan. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
James G. Barone	58,614,942	1,920,424	0	12,003,042
Julie A. Caponi	58,557,770	1,977,596	0	12,003,042
Ray T. Charley	58,744,842	1,790,524	0	12,003,042
Gary R. Claus	58,655,574	1,879,792	0	12,003,042
David S. Dahlmann	58,694,734	1,840,632	0	12,003,042
Johnston A. Glass	59,008,618	1,526,748	0	12,003,042
Jon L. Gorney	58,626,137	1,909,229	0	12,003,042
David W. Greenfield	58,657,664	1,877,702	0	12,003,042
Luke A. Latimer	58,156,125	2,379,241	0	12,003,042
T. Michael Price	58,789,436	1,745,930	0	12,003,042
Laurie S. Singer	58,587,070	1,948,296	0	12,003,042
Robert J. Ventura	58,621,106	1,914,260	0	12,003,042

	For	Against	Abstain
2. Ratification of KPMG LLP as independent registered public accountants	71,387,931	1,090,278	60,199

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	57,953,549	2,119,984	461,833	12,003,042
	For	Against	Abstain	Broker Non-Vote
4. Approval of an Amended and Restated Incentive Compensation Plan	57,120,182	2,742,514	672,670	12,003,042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2015
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President and
Chief Financial Officer